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                                                                  Exhibit (c)(6)



                               FIRST AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER

     THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment"), dated as of January 4, 2000, is by and among Worldwide Sports and Recreation, Inc., a Delaware corporation ("Purchaser"), Shade Acquisition, Inc., a newly formed Delaware corporation and a wholly owned Subsidiary of Purchaser ("Acquisition Sub"), and Bolle Inc., a Delaware corporation (the "Company").

     WHEREAS, Purchaser, Acquisition Sub and the Company are parties to that certain Agreement and Plan of Merger, dated as of November 24, 1999 (the "Merger Agreement"); and

     WHEREAS, Purchaser, Acquisition Sub and the Company desire to amend the Merger Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Purchaser, Acquisition Sub and the Company hereby agree as follows:

     1. Clause A of Section 8.3(c) of the Merger Agreement is amended and restated to read in its entirety as follows: "(A) Section 8.1(d) in connection with, or as a result of, the failure to satisfy the Indebtedness Condition or the occurrence of a Company Material Adverse Effect, or".

     2. Section 9.01 of the Merger Agreement is hereby amended by deleting the date "January 15, 2000" and inserting in its place "February 7, 2000".

     3. Upon the effectiveness of this Amendment, each reference in the Merger Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import shall mean and be a reference to the Merger Agreement as amended hereby, and each reference to the Merger Agreement in any other document, instrument or agreement shall mean and be a reference to the Merger Agreement as amended hereby.

     4. Except as specifically amended hereby, the Merger Agreement shall remain in full force and effect and is hereby ratified and confirmed.

     5. This Amendment may be executed in counterparts, each of which will be deemed to be an original and both of which together will be deemed to constitute but one and the same instrument.

     6. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.
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     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed on its behalf as of the day and year first above written.



                              BOLLE INC.



                              By: /s/ Ian Ashken
                                ----------------------------------

                                    Name: Ian Ashken
                                        --------------------------

                                    Title: Vice Chairman
                                         -------------------------



                              WORLDWIDE SPORTS AND RECREATION, INC.



                              By: /s/ Joseph Messner
                                ---------------------------------

                                    Name: Joseph Messner
                                        --------------------------

                                    Title: President and CEO
                                         -------------------------



                              SHADE ACQUISITION, INC.



                              By: /s/ Joseph Messner
                                ----------------------------------

                                    Name: Joseph Messner
                                        --------------------------

                                    Title: Vice President
                                         -------------------------